Exhibit 21.01

OGE Energy Corp.
Subsidiaries of the Registrant

                                            Jurisdiction of           Percentage of
Name of Subsidiary                           Incorporation              Ownership
------------------                          ---------------           -------------

Oklahoma Gas and Electric Company              Oklahoma                   100.0
Enogex Inc.                                    Oklahoma                   100.0
Transok Holding LLC                            Delaware                   100.0
OGE Energy Capital Trust I                     Oklahoma                   100.0

          The above listed subsidiaries have been consolidated in the Registrant's financial statements.